UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 25, 2012 (June 22, 2012)

Republic Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-14267	65-0716904
(Commission File Number)	(IRS Employer Identification No.)

18500 North Allied Way Phoenix, Arizona	85054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 627-2700

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EX-10.1

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Republic Services, Inc. (the “Company”) previously announced that Tod C. Holmes submitted notice of his intent to retire from his position as Executive Vice President and Chief Financial Officer effective May 1, 2013, that the Company has a well established succession plan, and that the search for Mr. Holmes’s successor is underway.

On June 22, 2012, Mr. Holmes and the Company entered into a Retirement Agreement, effective immediately. The Retirement Agreement supplements Mr. Holmes’s May 14, 2009 Amended and Restated Employment Agreement (the “Employment Agreement”). The Retirement Agreement contains the following provisions:

(1)	Mr. Holmes will assist in selecting his successor as the Company’s Chief Financial Officer and will provide transition assistance to his successor. After his retirement and through December 31, 2013, Mr. Holmes will provide consulting services if requested by the Company or by his successor.

(2)	If the Board of Directors of the Company (the “Board”) determines that the transition may be successfully concluded before May 1, 2013, Mr. Holmes will retire before May 1, 2013 if the Board requests him to do so.

(3)	If Mr. Holmes retires either (a) on May 1, 2013, or (b) before May 1, 2013 at the Board’s request, he will receive effectively the same compensation and benefits that he would receive under his Employment Agreement if he had retired on May 1, 2013. If Mr. Holmes’s employment terminates for any other reason, the terms of the Retirement Agreement generally will have no effect and his termination of employment will be governed by his Employment Agreement.

(4)	Mr. Holmes will receive promptly after execution of the Retirement Agreement an Accelerated Restricted Stock Award, which is in lieu of a discretionary annual equity grant for 2013. The Accelerated Restricted Stock Award will have a grant-date value of $583,333, which is four-twelfths of the grant-date value of the discretionary annual equity grant (restricted stock units and stock options) Mr. Holmes received in 2012. The Accelerated Restricted Stock Award vests ratably over four years, or fully upon death, disability or retirement (including retirement before May 1, 2013 at the Board’s request), subject to the forfeiture provision described in the following sentence. If Mr. Holmes’s employment terminates for any reason before February 8, 2013 other than by retirement at the request of the Board, Mr. Holmes will forfeit the Accelerated Restricted Stock Award.

The above summary of the Retirement Agreement is not complete and is qualified in its entirety by reference to the terms of the Retirement Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Retirement Agreement, entered into June 22, 2012, between Tod C. Holmes and Republic Services, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2012

Republic Services, Inc.

By:	/s/ W. T. Eggleston, Jr.
W. T. Eggleston, Jr.
Vice President and Deputy General Counsel